UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

THE KeyW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The KeyW Corporation (the “Company”), a wholly owned subsidiary of The KeyW Holding Corporation (“Holdings”), entered into an amendment, dated as of June 1, 2018 (“Amendment”), to its employment agreement with Philip Luci, Jr., Executive Vice President and General Counsel of the Company. The Amendment provides, among other things: (a) for an increase in Mr. Luci’s salary to $320,000.00 per year, effective January 1, 2018; and (b) an additional 50,000 Long-Term Incentive Shares, which may be granted during the 5-year period following the effective date of the Amendment, provided Holdings’ stock price exceeds the applicable target share prices set forth in the Amendment for a period of at least 30 consecutive trading days.

The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated June 1, 2018, between The KeyW Corporation and Philip Luci, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KeyW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: June 6, 2018	Philip Luci, Jr
Executive Vice President and General Counsel